Exhibit 1.2
ACE INA HOLDINGS INC.
(a Delaware corporation)
Debt Securities
Unconditionally Guaranteed as to Payment of
Principal, Premium, if any, and Interest by
ACE LIMITED
TERMS AGREEMENT
November 18, 2010
To:	ACE INA HOLDINGS INC. 436 Walnut Street, WB12B Philadelphia, PA 19106

ACE LIMITED Bärengasse 32, Zurich, Switzerland CH-8001
Ladies and Gentlemen:
     We understand that ACE INA Holdings Inc., a Delaware company (the “Company”), proposes to issue and sell $700,000,000 aggregate principal amount of its senior debt securities (the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by ACE Limited, a Swiss company. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

		Principal Amount of
Underwriter	Percentage	Underwritten Securities
Morgan Stanley & Co. Incorporated	26.20%	$183,400,000
Deutsche Bank Securities Inc.	21.43%	$150,010,000
Wells Fargo Securities, LLC	21.43%	$150,010,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4.76%	$33,320,000
Citigroup Global Markets Inc.	4.76%	$33,320,000
J.P. Morgan Securities LLC	4.76%	$33,320,000
ANZ Securities, Inc.	2.38%	$16,660,000
Barclays Capital Inc.	2.38%	$16,660,000
BNP Paribas Securities Corp.	2.38%	$16,660,000
HSBC Securities (USA) Inc.	2.38%	$16,660,000
ING Financial Markets LLC	2.38%	$16,660,000
Lloyds TSB Bank plc.	2.38%	$16,660,000
RBS Securities Inc.	2.38%	$16,660,000

Total:	100%	$700,000,000

     The Underwritten Securities shall have the following terms:

Title:	2.60% Senior Notes due 2015
Rank:	Senior Debt
Aggregate principal amount:	$700,000,000
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Currency of payment:	United States Dollars
Interest rate or formula	2.60% per annum
Interest payment dates:	Each May 23 and November 23, commencing on May 23, 2011
Regular record dates:	Each May 8 and November 8
Stated maturity date:	November 23, 2015
Redemption provisions:	As disclosed in the Company’s Prospectus Supplement dated November 18, 2010 to Prospectus dated December 15, 2008
Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	None
Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.907% of the principal amount, plus accrued interest, if any, from November 23, 2010
Purchase price:	99.307% of the principal amount
Form:	Global certificate representing the Underwritten Securities registered in the name of Cede & Co., as nominee of the Depository Trust Company

Applicable Time:	2:45 P.M.
Other terms and conditions:	The Underwritten Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon (formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (the “Senior Indenture”). All references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
Settlement date:	T+3 (November 23, 2010)
Closing date and location:	November 23, 2010; Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019
Notices: Notice to the Underwriters shall be directed to the Representative(s) c/o:
Morgan Stanley & Co. Incorporated
1585 Broadway, 29th Floor
New York, NY 10036
Attention: Investment Banking Division
Phone: (212) 761-6691
Fascimile: (212) 507-8999
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attention: Debt Capital Markets Syndicate
Facsimile: (212) 797-4877
Wells Fargo Securities, LLC
301 S. College Street
Charlotte, NC 28288
Facsimile: (704) 383-9165
Attention: Transaction Management
     All of the provisions contained in the document attached as Annex I hereto entitled “ACE INA HOLDINGS INC.—Senior and Subordinated Debt Securities — Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by ACE LIMITED —Underwriting Agreement” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Please accept this offer no later than 2:45 o’clock P.M. (New York City time) on November 18, 2010 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours, MORGAN STANLEY & CO. INCORPORATED
By	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

DEUTSCHE BANK SECURITIES INC.
By	/s/ Paul Puleo
	Name:	Paul Puleo
	Title:	Managing Director

By	/s/ Mary Hardgrove
	Name:	Mary Hardgrove
	Title:	Director

WELLS FARGO SECURITIES, LLC
By	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

Acting on behalf of themselves and as Representatives of the other named Underwriters.

Accepted: ACE INA HOLDINGS INC.
By	/s/ Ken Koreyva
	Name:	Ken Koreyva
	Title:	Chief Financial Officer and Treasurer

ACE LIMITED
By	/s/ Philip V. Bancroft
	Name:	Philip V. Bancroft
	Title:	Chief Financial Officer

[TERMS AGREEMENT SIGNATURE PAGE]

Schedule I
ISSUER FREE WRITING PROSPECTUS
Final Term Sheet dated November 18, 2010 (attached hereto as Schedule II)

Schedule II
ACE INA HOLDINGS INC.
FINAL TERM SHEET

Annex I
UNDERWRITING AGREEMENT